UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 29, 2015

THE CHUBB CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey	1-8661	13-2595722
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Mountain View Road, Warren, New Jersey	07059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 903-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The Chubb Corporation (Chubb) is filing this Amendment No. 1 to its Current Report on Form 8-K filed with the SEC on January 29, 2015 (the Original Form 8-K), to refurnish the press release attached as Exhibit 99.1 in order to correct to “fourth quarter” two incorrect references to “third quarter” with respect to renewal rates changes, retention and ratios of new to lost business for Chubb Commercial Insurance and Professional Liability on page 4 of the press release. This Amendment No. 1 is filed solely to refurnish the press release to correct such typographical errors. No changes to the other documents furnished with the Original Form 8-K have been made.

Item 2.02	Results of Operations and Financial Condition.

The following information, including the text of the exhibit attached hereto, is furnished pursuant to this Item 2.02 of Form 8-K. On January 29, 2015, The Chubb Corporation (Chubb) issued a revised press release announcing its financial results for the quarter and year ended December 31, 2014. A copy of the press release, which is incorporated by reference into this Item 2.02 as if fully set forth herein, is furnished as Exhibit 99.1 to this Amendment No. 1 to the Original Form 8-K. In its press release, Chubb presents its results of operations in the manner that it believes is most meaningful to investors, which includes certain measures that are not prepared in accordance with accounting principles generally accepted in the United States.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated January 29, 2015 (furnished pursuant to Item 2.02 of Form 8-K)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE CHUBB CORPORATION

Date: January 29, 2015	By:	/s/ John J. Kennedy
	Name:	John J. Kennedy
	Title:	Senior Vice President and
Chief Accounting Officer

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

DATED JANUARY 29, 2015

Exhibit No.	Description

99.1	Press release dated January 29, 2015 (furnished pursuant to Item 2.02 of Form 8-K)